Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into on the 12th day of August 2011, by and among Petron Energy II, Inc., a Texas corporation which is in the process of re-domiciling to a Nevada corporation (the "Seller"), Restaurant Concepts of America Inc., a Nevada corporation (the “Purchaser”), and Floyd L. Smith (the “Seller Representative”) each a “Party” and collectively the “Parties.”

RECITALS

WHEREAS, Seller desires to sell "ALL" of Seller’s (and any of Seller’s predecessor’s or Affiliated companies including, but not limited to, Petron Energy, Inc. a Texas corporation) assets, properties and interests as set forth on Exhibit A and Exhibit C, including all rights and interests associated therewith to Purchaser (collectively, the “Assets”); and

WHEREAS, Purchaser desires to purchase from Seller, upon the terms and conditions set forth herein, such assets, properties, rights and interests, included in the Assets, but not Seller itself or its liabilities, except as otherwise specifically set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Certain Definitions.  In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include all relatives and family members of such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person and/or any relatives or family members of such first Person directly or indirectly owns or holds five percent (5%) or more of the ownership interests in such other Person. In the case of the Seller, each Seller Executive is considered an Affiliate of Seller and Petron Energy, Inc., a Texas corporation is considered an Affiliate of Seller.

(b) “Affiliate Liabilities” means any liability of any Affiliate of Seller of any kind or nature whatsoever attributable to the pre-Closing operation of the Assets or otherwise caused by or relating to any transaction, status, event, condition, occurrence or situation existing, arising or occurring on or prior to the Closing.

(c)  “Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in Texas are permitted or required to be closed.

(d) “Consent” means any notice to or consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental body or third party.

(e) “Contract” means any contract, agreement, indenture, note, bond, loan, mortgage, license, instrument, lease, commitment or other arrangement or agreement, whether written or oral.

(f) “Compensation Liabilities” means (a) any liability for deferred compensation, accrued bonuses, transaction or other bonuses, severance obligations (including such obligations that may arise in connection with the transactions contemplated hereby) relating to Seller; and (b) any obligation of Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity.

(g) “Effective Time” means the Closing Date.

(h) “Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, Lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

(i) “Environmental Law(s)” means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way or any other legally binding requirement relating to the environment, natural resources or protection of human health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Emergency Planning and Right-To-Know Act (42 U.S.C. § 11101 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.) (including the Resource Conservation and Recovery Act), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300(f) et seq.), the Lead-Based Paint Exposure Reduction Act (42 U.S.C. § 2681 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and all laws of a similar nature, and the rules and regulations promulgated pursuant thereto, each as amended.

(j) “Governmental Authorization” means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

(k) “Governmental Body” means any:

(i) nation, state, county, city, town, borough, village, district or other jurisdiction;

(ii) federal, state, local, municipal, foreign or other government;

(iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

(iv) multinational organization or body;

(v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

(vi) official of any of the foregoing.

(l) “Government Liability” means any liability imposed by or in connection with any Environmental Law or other Law or Governmental Authorization.

(m) "Intellectual Property" means (i) all inventions, whether patentable or not patentable, all improvements thereto, and all patents, patent applications (including those listed on Schedule 2.7(c) and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, utility models, extensions and reexaminations thereof, (ii) the websites, URLs, domain names, trade names and trademarks (including registered and unregistered trademarks, service marks and applications thereof used in the business of Seller or in connection with the Assets) including those set forth in Schedule 2.7(c) together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations, renewals and derivatives in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, certifications, compositions, manufacturing and production processes and techniques, technical data, designs including advertising designs, logos, drawings, packaging, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (v) all other proprietary rights, and (vii) all copies and tangible embodiments thereof (in whatever form or medium).

(n) “Knowledge” means that:

(i) A natural Person will be deemed to have Knowledge of a particular fact or other matter if such Person is actually aware of the fact or matter.

(ii) A Person, other than a natural person, will be deemed to have Knowledge of a particular fact or other matter if any natural Person who is serving, or who has at any time served, as a director, officer, partner, employee, agent, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (i) above).

(o)  “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or rule of law (including but not limited to as related to revenue, labor, ERISA) of any Governmental Body.

(p) “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

(q) “Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person, including Government Liabilities, Affiliate Liabilities, Tax Liabilities, Product Liabilities and Compensation Liabilities.

(r) "Liens" means all liens, pledges, mortgages, security interests, claims, covenants, leases, subleases, charges, conditions, options, rights of first refusal, licenses, easements, servitudes, rights of way, encumbrances or any other restriction or limitation whatsoever.

(s) “Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

(i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

(ii) does not require authorization by the board of directors or shareholders of such Person and does not require any other separate or special authorization of any nature; and

(iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

(t) “Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

(u) “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

(v) “Product Liabilities” means any product or service liability or similar claim for injury to a Person or property, or liability arising out of or based upon any express or implied representation, warranty, agreement or guaranty, or liability by reason of the improper performance or malfunctioning of a product, improper design or manufacture, or other related product defects of any products at any time manufactured or sold or any service.

(w)  “Solvent” means, with respect to any Person on a particular date, that on such date (I) (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute unreasonably small capital; and (II) such Person (in the event the Person is an entity) has cash on hand equal to or greater than at least [six] months of such entities expenses, with such calculation based on the average of the entities last [six] full months of total expenses.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

(x) “Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

(y) “Tax Liabilities” means any liability for any Taxes (A) of Seller or any Affiliate of Seller for any period or (B) attributable to the conduct of the Assets or ownership of Assets on or before the Closing Date, regardless of when assessed.

(z) “Tax Return” means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

1.2 Other Definitional Provisions.  The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.  Seller and Purchaser acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(a) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(b) The word “including” shall mean including without limitation and the words “include” and “includes” shall have corresponding meanings.

ARTICLE II.
PURCHASE AND SALE

2.1 Purchase. Upon the terms and subject to the conditions set forth herein, on the Closing Date, Purchaser shall purchase from Seller, the Assets, and Seller shall sell and convey the Assets to Purchaser pursuant to Schedule 2 attached hereto.

2.2 Sale and Transfer of Assets. Upon the terms and subject to the conditions set forth herein, Seller shall, on the Closing Date, sell and transfer to Purchaser all right, title and interest of Seller in and to the Assets, free and clear of all Encumbrances of any kind.  Seller shall execute and deliver to Purchaser all additional transfer documents required prior to or following the Closing Date in order to convey title to all of the Assets.

2.3 Excluded Liabilities. Purchaser shall noot assume, or otherwise be responsible for, any of Seller’s Liabilities, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, or related or unrelated to Seller’s business or the Assets, whether arising out of occurrences prior to or at or after the Closing Date, provided however that Purchaser shall assume the executory obligations and liabilities associated with any contracts listed on Exhibit B (the “Assumed Contracts”) that, by the terms of such Assumed Contracts, arise after the Closing (other than by virtue of a default or violation of any Assumed Contract occurring at or prior to the Closing), relate to periods following the Closing and are by their terms to be observed, paid, discharged, and performed as the case may be, at any time after the Closing.

2.4 Purchase Price.  In consideration ofor the purchase of the Assets, the Purchaser shall issue Seller an aggregate of:

(a) 200,000 restricted shares of the Purchaser’s common stock (the “Common Stock Shares”), representing ___% of the Purchaser’s outstanding common stock; and

(b) 1,000 shares (representing all such shares) of a class of Preferred Stock (the “Preferred Stock”) to be designated following the Closing, which shall provide Floyd L. Smith the right, voting in aggregate and as a class, to vote 51% of the Purchaser’s outstanding voting shares on any and all shareholder matters for a term of five (5) years (after which such Preferred Stock shall automatically be redeemed by the Company for $1.00); and shall include such other terms and conditions as the Seller may request, including, but not limited to the requirement that in the event (i) the Purchaser becomes Insolvent; (ii) Floyd L. Smith resigns from Purchaser (assuming Mr. Smith is appointed as an executive of the Purchaser following the Closing as is currently contemplated by the Parties);  or (iii) Mr. Smith dies or becomes disabled; the ownership of and/or the rights associated with such shares shall automatically transfer to ASL Energy, LLC and or its assigns (with whom the Purchaser is required to enter into a Services Agreement as provided below as part of the Closing)(the “Assignment Rights”).

(c) Collectively the securities described in Section 2.4(a) and 2.4(b) are referred to herein as the “Purchaser Stock” or the “Purchase Price”.

2.5 Allocation of Purchase Price.  »

The Purchase Price (referred to in this Section as the “Allocable Amount”) represents the amount agreed upon by the parties to be the aggregate consideration paid for the Assets and shall be allocated in accordance with the terms of this Section.  Purchaser and Seller agree that the allocations will be based upon net book value.  Any excess of the Purchase Price over the net book value of the Assets shall be allocated to goodwill.  Purchaser and Seller shall (a) report for all tax purposes the sale and purchase of the Assets in a manner consistent with this Section and in a manner consistent with all applicable rules and regulations, (b) not assert, in connection with any Tax Return, Tax audit or similar proceedings, any allocation of the Allocable Amount that differs from that agreed to herein, and (c) notify the other in the event that any taxing authority is taking or proposing to take a position inconsistent with such allocation.

2.6 Required Consents.  Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Asset or interest therein as to which (i) an assignment or transfer thereof or an attempt to make such an assignment or transfer without a Consent (a “Required Consent”) would constitute a breach or violation thereof or of applicable law, or would adversely affect the rights or obligations thereunder to be assigned or transferred to or for the account of Purchaser and (ii) such Required Consent shall not have been obtained with respect to such Asset or interest therein prior to the Closing.  Any transfer or assignment to Purchaser by Seller of any such Asset or interest therein (a “Delayed Asset”), shall be made subject to all such Required Consents in respect of such Delayed Asset being obtained.  If there are any Delayed Assets, Seller shall use its best efforts to obtain all Required Consents in respect thereof as promptly as practicable following the Closing, all without any cost or detriment to Purchaser or any of its Affiliates.  Until all Required Consents with respect to each Delayed Asset have been obtained, (a) Seller shall hold the Delayed Asset on behalf of Purchaser, (b) Seller shall cooperate with Purchaser for no additional consideration in any lawful arrangement (including subleasing or subcontracting, or performance thereunder by Seller as Purchaser's agent) requested by Purchaser to provide Purchaser with all of the benefits of or under any such Delayed Asset, and (c) Seller shall otherwise enforce and perform for the account of Purchaser and as directed by Purchaser any other rights and obligations of Seller arising from such Delayed Asset (and not waive, alter or amend any of same without the consent of Purchaser).  Seller shall comply with its obligations under this Agreement and maintain its corporate or other existence until all obligations pursuant to this Section and otherwise herein are performed in full and all Delayed Assets are transferred and assigned hereunder. At such time and on each occasion after the Closing Date as all Required Consents with respect to a Delayed Asset have been obtained, such Delayed Asset shall automatically be transferred and assigned by Seller to Purchaser (or, at Purchaser's direction) for no additional consideration without any further act on the part of any Party.

2.7  Intellectual Property.

(a) Seller owns all right, title and interest in the intellectual property assets set forth in Schedule 2.7(c), Schedule 2.7(d) and Schedule 2.7(g) and such ownership is free and clear of all Liens and Encumbrances, obligatory payments to others and the obligation to grant rights to others.  Except as set forth on Schedule 2.7(a), Seller owns all right, title and interest in, or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), free and clear of all Liens and Encumbrances, all other Intellectual Property owned by Seller or used in connection with the operation of its business as currently conducted, including without limitation the intellectual property set forth on Schedule 2.7(c), Schedule 2.7(d) and Schedule 2.7(g).  Each item of Intellectual Property owned or used by Seller immediately prior to the Closing that constitutes an Asset will be owned or available for use by Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder.  Seller has taken all necessary and desirable action to maintain each item of Intellectual Property that Seller owns or uses with respect to its business.  All maintenance fees of patents set forth in Schedule 2.7(c) which become due (without the payment of a surcharge) prior to the Closing shall be paid by Seller prior to the Closing.

(b)  Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other Person, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of Seller has ever received any charge, complaint, claim, demand or notice from any Governmental Entity or other Person alleging any such interference, infringement, misappropriation or conflict (including any claim that Seller must license or refrain from using any Intellectual Property rights of any other Person).  To Seller’s Knowledge, no Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Seller.

(c) Schedule 2.7(c) identifies (i) each patent or patent registration which has been issued to Seller in the United States and all jurisdictions worldwide with respect to any item of Intellectual Property, and (ii) each patent application or application for patent registration which Seller has filed with respect to any item of Intellectual Property anywhere in the world (together with any exceptions).  Seller has delivered to Purchaser correct and complete copies of all such patents, registrations and applications (as amended to date) and has made available to Purchaser correct and complete copies of all other written documentation evidencing  prosecution (if applicable) of each such item of Intellectual Property (the "Patents").  Within fifteen (15) days from the Closing, Seller shall deliver to designated counsel of Purchaser all files in the possession of Seller and its attorneys relating to the prosecution and maintenance of assets set forth in Schedule 2.7(d) (the “Patent Documentation”). Seller agrees to assign to Purchaser, and does hereby assign to Purchaser, with full title, all of its right, title and interest in and to all of its patent rights to the Patents, and all inventions disclosed therein, together with Seller's rights of priority, if any, to apply for patent protection under international conventions.  Seller agrees to provide to Purchaser, and to cause its employees and subcontractors to provide to Purchaser and any persons designated by Purchaser, any and all duly executed and acknowledged instruments of assignment, affidavits and other documents, and render all lawful assistance reasonably required (including the giving of live testimony at Purchaser's cost and expense for reasonable travel, if any, and other out-of-pocket expenses), in order to perfect, defend and enforce the rights of Purchaser in such Patents, which obligation shall survive the termination of this Agreement and the consummation of the transactions contemplated herein.

(d) Schedule 2.7(d) identifies each registered and unregistered trademark, including product names and domain names, used by Seller in connection with its business.  Seller has delivered to Purchaser correct and complete copies of all written documentation evidencing ownership and use of each such product name and domain name as set forth on Schedule 2.7(d).  Within fifteen (15) days from the Closing, Seller shall cooperate with Purchaser and effectuate to Purchaser the transfer of the domain names of Seller to Purchaser at no expense to Purchaser.  Seller further agrees subsequent to the Closing to cooperate with and assist Purchaser in the enforcement of the trademarks identified in Section 2.7(f); such efforts to include but not be limited to the establishment of use and ownership of the mark(s) prior to the Closing.  Seller represents that it owns no trademark registrations or applications for registration in any jurisdiction and no such applications have been filed by Seller, any Affiliate thereof or its predecessor-in-interest.

(e) Seller represents that it owns no copyright registrations or applications in any jurisdiction and no such applications have been filed by Seller, any Affiliate thereof or its predecessor-in-interest.

(f)  Seller represents that neither itself, any Affiliate thereof nor its predecessor-in-interest is a party to any license, agreement or other permission which Seller has granted to any other Person with respect to any item of Intellectual Property in the United States and any jurisdictions worldwide and that no such licenses, agreements or other permissions exist.

(g) Schedule 2.7(g) identifies trade secrets and confidential business information of Seller.

(h) With respect to each item of Intellectual Property required to be identified on Schedule 2.7(c), Schedule 2.7(d) and Schedule 2.7(g):

1. except as set forth on Schedule 2.7(a), Seller owns all right, title and interest in and to such item, free and clear of any Liens and Encumbrances;

2. except as set forth in Schedule 2.7(a), Seller is unaware of any transfers of ownership or title of Intellectual Property;

3. such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

4. no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Seller’s knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of such item;

5. no prior art or activity is known by Seller which would affect the validity or enforceability of the claimed subject matter set forth in the patent of Schedule 2.7(c), the validity or enforceability of the trademarks set forth in Schedule 2.7(d);

6. Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item;

7. all licenses, agreements and other permissions pertaining to such item and all other rights to which Seller is entitled with respect thereto are in compliance in all respects with all applicable Laws in all jurisdictions worldwide, including those pertaining to remittance of foreign exchange and Taxes; and

8. Seller has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of, or granted any Lien on such item; nor has Seller granted any release, covenant not to sue or other non-assertion assurance to any Person with respect to such item which could reasonably be expected to have an adverse effect on the aggregate value of the Intellectual Property.

(i) Seller represents that it does not use any computer software or Intellectual Property owned by any Person other than Seller pursuant to any license, sublicense, agreement or permission and that no such licenses, sublicenses, agreements or permissions exist.

(j) To Seller’s Knowledge, the continued operation of the Assets as currently conducted do not and will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of any Person.

(k) Seller has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other Persons have developed which reasonably could be expected to supersede or make obsolete any product or process of Seller.

(l)  All of the Intellectual Property set forth on Schedule 2.7(c), Schedule 2.7(d) and Schedule 2.7(g) as well as any and all other Intellectual Property of Seller, subject only to those items set forth on Schedule 2.7(a), and all rights associated therewith, shall be included in the Assets and transferred and sold to Purchaser at the Closing free and clear of any and all Liens and Encumbrances.  Seller shall deliver all rights associated with the Assets, free and clear of all Encumbrances set forth on Schedule 2.7(a) at the Closing.

2.8           Cancellation of Shares.  Seller has entered into a Stock Purchase Agreement to purchase 10,000,000 common shares of the Company’s common stock prior to entering into this Agreement and agrees to cancel 9,400,000 common shares of Company common stock in connection with this Agreement.

ARTICLE III.
CLOSING

3.1 Closing.  On the termss and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated in Article II herein (the “Closing”) shall take place on as soon as practicable following the satisfaction of all of the conditions to Closing set forth herein, including, but not limited to those set forth in Section 3.2(d) and Section 3.3(d) (such date being defined herein as the “Closing Date”).   In the event all conditions set forth herein for the Closing do not occur prior to August 28, 2011, which date may be extended if mutually agreed to by the Parties (the “Deadline”), for any reason other than the material default of Purchaser pursuant to the terms of this Agreement, the Purchaser shall have the right to provide the Seller a written notice (a “Termination Notice”), and return any and all Assets delivered to Purchaser from Seller and this Agreement shall be considered terminated and of no force and effect, except for those representations, warranties and obligations set forth in Article IX, which shall survive any termination of this Agreement.

3.2 Conditions to Purchaser’s Obligation. Purchaser’s obligation hereunder to purchase and pay for the Assets is subject to the satisfaction, on or before the Closing of the following conditions (unless such conditions are required to occur post-Closing), any of which may be waived, in whole or in part, by Purchaser in its sole discretion, and Seller shall use its reasonable best efforts to cause such conditions to be fulfilled:

(a) Representations and Warranties Correct; Performance.  The representations and warranties of Seller contained in this Agreement (including as provided in Section 2.7 herein and the exhibits and schedules hereto) shall be true, complete and accurate when made and on, as of the date hereof and on the Closing.  Seller shall have duly and properly performed, complied with and observed its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing.  Seller shall have delivered to Purchaser a certificate signed by an officer of Seller, dated the date of the Closing, to such effect.

(b) Purchase Permitted by Applicable Laws.  The purchase of the Assets to be acquired by Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation and shall not subject Purchaser or its affiliates to any tax (not otherwise expressly assumed by Purchaser under this Agreement, which obligation regarding tax liability shall be the sole obligation of Purchaser to confirm), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

(c) Proceedings; Receipt of Documents.  All corporate and other proceedings taken or required to be taken by Seller in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all such information and such counterpart originals or certified or other copies of such documents as Purchaser may reasonably request.

(d) Seller’s Closing Deliveries.  Seller shall have delivered, or caused to be delivered to Purchaser the following on or prior to the Closing Date, unless the delivery of which has been (i) waived by Purchaser; or (ii) this Agreement provides that the delivery of such will be made by the Seller subsequent to the Closing:

(i) resolutions of the Seller’s Board of Directors and Shareholders approving this Agreement and the transactions contemplated herein;

(ii) documents evidencing title to any Assets for which title or ownership documents exist and any other documentation as may be reasonably requested by Purchaser evidencing the purchase by Purchaser of the Assets;

(iii) a bill of sale and other title documentation relating to the transfer of the Assets;

(iv) documents, if any, evidencing the rights to any Intellectual Property rights associated with the Assets;

(v) copies of the Assumed Contracts, if any;

(vi) documents evidencing the valid assignment and continuation in the name of Purchaser of any and all agreements, understandings or contracts relating to the Assets, the operations of the Assets and the business of the Assets, including but not limited to the Assumed Contracts, if any;

(vii) all materials and/or documents listed with the Assets, as attached hereto as Exhibit A;

(viii) an officer’s certificate confirming the representations set forth in Section 3.2(a) hereof;

(ix) PCAOB audited financial statements of the Assets (dating back two full fiscal years); PCAOB reviewed interim financial statements of the Assets; and pro forma information relating to the Assets as required by the rules and regulations of the Securities and Exchange Commission, including, but not limited to Form 8-K and Regulation S-X;

(x) a detailed description of the Assets, history of the Assets and business information, risk factors and description of property information relating to the Assets as required by Form 8-K and the rules and regulations of the Securities and Exchange Commission, similar to what is required in connection with the filing of a Form 10 Registration Statement;

(xi) assignments and other documents as reasonably requested by Purchaser affecting and documenting the transfer of the Real Property Assets and Interests (as defined in Exhibit A);

(xii) an executed Lock-Up Agreement with Seller in such form as requested and required by Purchaser in its sole discretion limiting the Seller's ability to sell or transfer the Common Stock Shares for one (1) year from Closing; provided that Seller shall be able to sell or transfer 30% of such Common Stock Shares in the six (6) months thereafter and following the 18th month following Closing, there shall be no restriction on Seller’s sales of the Common Stock Shares;

(xiii) executed non-compete and non-solicitation agreements with such employees, officers, Directors and consultants of Seller as the Purchaser may request in its sole discretion; and

(xiv) all other materials, consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered by Seller at or before the Closing.

(e) No Adverse Decision.  There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

(f) Approvals and Consents.  Seller shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all federal, state and local governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over the Parties hereto, this Agreement, the Assets, or the transactions contemplated hereby.  Seller shall have approved all required consents to the assignments of, conveyance of and transfers of the Interests (as defined on Exhibit A) and rights thereto and thereunder as may be required pursuant to any agreement, document or understanding evidencing such Interest or as may be required by state or federal law or any Governmental Body.

(g) Due Diligence.  Purchaser shall have conducted due diligence on the Seller and verified among other things, the rights and liabilities associated with the Assets (the “Due Diligence”), which Due Diligence shall be satisfactory to Purchaser in its sole and absolute discretion.  In the event that the Due Diligence is unsatisfactory to Purchaser, Purchaser shall have the right to terminate this Agreement and the transactions contemplated hereby without any liability to Seller whatsoever.  Seller agrees to afford to the officers and authorized representatives of Purchaser, reasonable access to the properties, books and records of the Seller, as the case may be, in order that it may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Seller and the Assets, and will furnish Purchaser with such additional financial and operating data and other information as to the business and Assets of the Seller as the Purchaser shall from time to time reasonably request.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein.  No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement.

(h) Contractual Consent(s) to Assignment.  All consents required for the assignment to Purchaser of any contract, instrument, commitment or agreement including the Assets and the Assumed Contracts, if any, shall have been obtained by Seller.

(i) Employment and Related Agreements. Purchaser shall have entered into employment agreements, consulting agreements or other agreements or understandings with such owners of and employees of Seller as the Purchaser may desire in its sole authority, with such non-compete and non-solicitation provisions as the Purchaser shall desire in its sole authority.

(j) Investor Relations and Registration of Shares.  Prior to or concurrently with the Closing, the Purchaser agrees to commit a minimum of $5,000 and 20,000 shares per month and begin and maintain a vigorous investor relations campaign for a minimum of two years and Purchaser agrees to pay for the registration of additional shares of common stock which the Purchaser may issue from time to time in subsequent acquisition or combination agreements, which shall be a required term and condition of the Closing.

3.3 Conditions to the Obligation of Seller.  The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment of the following conditions on or prior to the Closing (unless such conditions are required to occur post-Closing), any of which may be waived, in whole or in part, by Purchaser in its sole discretion, and Seller shall use its best efforts to cause such conditions to be fulfilled:

(a) Representations and Warranties Correct; Performance. The representations and warranties of Purchaser in this Agreement shall be true, complete and accurate when made on and as of the Closing.  Purchaser shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing.  Purchaser shall have delivered to Seller a certificate signed by Purchaser, dated the date hereof, to such effect.

(b) Purchase Permitted by Applicable Laws.  The purchase of and payment for the Assets to be delivered by Seller hereunder shall not be prohibited by any applicable law or governmental regulation.

(c) Proceedings; Receipt of Documents.  All corporate and other proceedings taken or required to be taken by Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received all such information and such counterpart originals or certified or other copies of such documents as Seller may reasonably request.

(d) Purchaser’s Closing Deliveries. Purchaser shall have delivered, or caused to be delivered to Seller the following on or prior to the Closing Date, unless the delivery of which has been (i) waived by Seller; or (ii) this Agreement provides that the delivery of such will be made by the Purchaser subsequent to the Closing:

(i) A certificate representing the Common Stock Shares registered in the name of the Seller;

(ii) Executed Board of Director’s minutes of Purchaser (and/or if required, shareholders minutes) appointing such new members of the Board of Directors of Purchaser and new officers of Purchaser as the Seller may request in writing prior to the Closing, if any; and

(iii) An executed copy of a Management Services Agreement between Purchaser and ASL Energy, LLC, with such terms and conditions as the parties may mutually agree to prior to Closing (the “Services Agreement”).  Partial consideration for entering into the Services Agreement shall be the Assignment Rights provided for in the Preferred Stock.

(e) No Adverse Decision.  There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

(f) Rail Road Commission Subsidiary.  Promptly following the Closing, the Purchaser shall create a wholly-owned subsidiary to receive Texas Rail Road Commission approval to operate the Assets requiring such approval, which shall be a required term and condition of this Agreement.

(g) Stock Split and Name Change. Within five days of Closing, Purchaser’s shareholders and Board of Directors shall have approved and the Purchaser shall have started the process of affecting a (i) 100:1 forward stock split of the Purchaser’s common stock (the “Forward Split”); and (ii) a name change of the Purchaser to Petron Energy, Inc., or such other name as the Seller may request (the “Name Change”); with FINRA and the Nevada Secretary of State, which forward stock split shall be a required condition of the Closing and provided further that the Seller shall have the right to affect the Name Change in its sole discretion, but may also waive such requirement.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF SELLER
AND THE SELLER REPRESENTATIVE

Seller and Seller Representative represent and warrant on the date hereof and the Closing Date that the following representations and warranties are true and correct:

4.1 Organization and Good Standing.  Seller is duly organized, validly existing and in good standing under the laws of its state of formation; has the power and authority to conduct all of the activities conducted by it and to own or lease all of the assets owned or leased by it (the “Seller Assets”); and is in good standing as a foreign entity in each other jurisdiction where properties are owned, leased or operated or the business conducted by it requires such qualification, except where the failure to so qualify would not materially adversely affect such business or the Seller Assets.

4.2 Authorization. This Agreement has been duly authorized, executed and delivered by Seller, and this Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other laws affecting the enforcement of creditors’ rights generally and by principles of equity.

4.3 No Conflict or Violation; Default. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability (each, a “Seller Contract”) to which Seller is a party or by which it is bound, (b) any provision of the certificate of incorporation or bylaws of Seller, (c) any judgment, order, decree, rule or regulation of any Governmental Body to which Seller or Seller’s business is subject or (d) any applicable laws or regulations.  There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the knowledge of Seller, threatened violation or default of or under any Seller Contract.

4.4 Consents.  No Consent iis required to be made or obtained by Seller in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated herein, except for such Consents, the failure of which to obtain, would not constitute a material adverse effect on Seller.

4.5 Corporate Authority. Seller has full authority to execute and to perform this Agreement in accordance with its terms and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of any indenture, agreement, charter documents, judgment, decree or other instrument or restriction to which Seller is a party or by which Seller or any of the Assets may be bound or affected; the execution and delivery of this Agreement and, the consummation of the transactions contemplated hereby have been duly authorized, no further authorization or approval, whether of the Board of Directors or shareholders of Seller or of governmental bodies or otherwise, is necessary in order to enable Seller to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against Seller in accordance with its terms.

4.6 Compliance With Law.  Seller is not in violation of any laws, governmental orders, rules or regulations, whether federal, state or local, to which it or any of its assets or properties are subject, which may have a material adverse affect as to the Assets.

4.7 Assumed Contracts.  Seller is not in default under any Assumed Contracts, if any, and each such agreement is a valid agreement, in full force and effect and enforceable in accordance with its terms. Each such agreement shall be validly assigned to and assumed by Purchaser as required in order to remain in full force and effect and enforceable in accordance with its terms after the consummation of the transactions contemplated by this Agreement.  All payments due from Seller thereunder have been made in accordance with the terms of such agreement. There are no disputes or suits or actions at law or otherwise threatened, to the knowledge of the Seller, or pending thereunder and such agreements are the only agreements or arrangements of this nature.  True, complete and correct copies of each such agreement have been supplied to Purchaser prior to the date hereof and/or will be supplied to Purchaser prior to the Closing.

4.8 Intellectual Property. All representations and warranties relating to intellectual property provided in Section 2.7 are incorporated by reference herein in their entireties.

4.9 Liabilities of Seller. Seller has not incurred material liability of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, including without limitation any liability for taxes for any period prior to the Closing Date.

4.10 Ordinary Course of Business.  Except as otherwise set forth on Schedule 4.8, since December 31, 2010, (i) the Seller has not taken any action in connection with the Assets or otherwise, except in the Ordinary Course of Business; (ii) there has not been any material adverse change in the proposed business, operations, properties, assets, or condition of the Seller; and (iii) there has not been any damage, destruction, or loss to the Seller or the Assets (whether or not covered by insurance) materially and adversely affecting the business or financial condition of the Seller.

4.11 Litigation.  To the knowledge of Seller and the Seller Representative there are no actions, suits, proceedings or investigations (including any purportedly on behalf of Seller) pending or, to the knowledge of Seller or Seller Representative, threatened against or affecting the Assets; Seller is not operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality domestic or foreign in connection with the Assets.  No inquiries have been made directly to Seller by any governmental agency which might form the basis of any such action, suit, proceeding or investigation, or which might require Seller to undertake a course of action which would involve any expense in connection with the Assets.

4.12 Taxes.  Seller has filed, or caused to be filed, or will cause to be filed, with the appropriate U.S. federal, state, local and foreign governmental agencies all required tax and information returns.  Seller does not have any liability, contingent or otherwise, for any taxes, excise taxes, assessments, charges, penalties or interest, including, without limitation, any which may arise as a result of this Agreement (but not including sales taxes, if any, payable as a result of the sale of the Assets as contemplated by this Agreement), other than amounts adequately reserved for.  Seller has not received directly or indirectly notice of, nor is it otherwise aware of any tax audit or examination; Seller is not a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection of taxes, excise taxes, charges, penalties or interest, nor has any claim for assessment and collection been asserted against Seller directly or indirectly; nor has Seller executed a waiver of any statute of limitations with respect thereto.  Seller has not received notices and is not otherwise aware of any deficiencies, adjustments or changes in assessments with respect to any such taxes.  No extensions of time are in effect for the assessment of deficiencies for such taxes in respect of any period.

4.13 Solvency.  Seller is Solvent and the sale of the Assets will not affect such Solvency and Seller will be Solvent following the sale of the Assets.

4.14 No Untrue Representation or Warranty.  No representation or warranty contained in this Agreement or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Purchaser by Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

4.15 Environmental Matters.

(a) The operations of Seller (including, but not limited to the Assets) are currently and have been in compliance in all material respects with all applicable Environmental Laws and all licenses and permits issued pursuant to Environmental Laws or otherwise (“Environmental Permits”).

(b) Seller has obtained and currently maintains all Environmental Permits required under all applicable Environmental Laws necessary to operate the Assets.

(c) Seller is not the subject of any outstanding written order or contract with any Governmental Body or other Person respecting any Environmental Laws or any Release or threatened Release of a Hazardous Material.  “Release” means any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration or leaching into the indoor or outdoor environment, or into or out of any property.

(d) Seller has not received any written communication alleging either that it may be in violation of any Environmental Law or Environmental Permit or that it may have any liability under any Environmental Law.

(e) Seller has not incurred, assumed or undertaken any contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site) and there are no facts, circumstances or conditions relating to, arising out of or attributable to it that could give rise to material liability under Environmental Laws.

(f) To the Knowledge of Seller, there is not located at any of the properties of Seller any (i) underground storage tanks, (ii) asbestos or asbestos-containing material (iii) equipment containing polychlorinated biphenyls, (iv) lead-based paint, or (v) mold; and

(g) Seller has provided to Purchaser all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed within the previous five years with respect to the currently or previously owned, leased or operated properties of Seller.

4.16 Title to Assets.

(a) Seller has good and marketable title to all of the Assets and the full right and power to transfer the Assets, except as provided in Schedule 2.7(a).  The Assets are owned by Seller free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sale agreements, charges, claims and restrictions of any kind and nature whatsoever; and Purchaser will acquire good and valid title to the Assets free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sale agreements, charges, claims and restrictions of any kind and nature whatsoever;

(b) Neither Seller nor its Affiliates have previously sold the Assets or provided any person rights to ownership of the Assets; and

(c) Seller has no present or future obligation or requirement to compensate any person with respect to any of the Assets, whether by the payment of royalties or not, or whether by reason of the ownership, use, license, lease, sale or any commercial use or any disposition whatsoever of any of the Assets, except those obligations contained in the Assumed Contracts, if any.

4.17 Brokers. No broker, or investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

4.18 Trade names.  Neither Seller nor its Affiliates shall use, market or refer to the trade names included in the Assets or any similar names at any time following consummation of the transactions contemplated herein.

4.19 Representations of Seller.  Seller represents, warrants, confirms and acknowledges the following to the Purchaser:

(a) Seller recognizes that the Purchaser Stock (the "Securities") has not been registered under the Securities Act of 1933, as amended (the “1933 Act,” or the “Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available.  Seller may not sell the Securities without registering them under the 1933 Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale.  The Purchaser may be under an obligation to register such Securities under the 1933 Act or under any state “Blue Sky” laws prior to or subsequent to their issuance;

(b) Seller acknowledges that it is a “sophisticated investor” (i.e., has experience and knowledge in and with investments in companies similar to the Purchaser) and that Seller (A) has, in making Seller’s investment decision in connection with the Securities received and has in making Seller’s investment decision in connection with the Securities received access to, had an opportunity to review and in fact has reviewed (A) Purchaser’s Annual Report on Form 10-K for the year ended August 31, 2010; and (B) Purchaser’s quarterly reports on Form 10-Q for the quarters ended November 30, 2010, February 28, 2011 and May 31, 2011, including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein; has read, reviewed, and relied solely on the documents described in (A) and (B) above (collectively referred to as the “Disclosure Documents”), and an independent investigation made by Seller and Seller’s representatives, if any, of Purchaser; (C) has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of Purchaser as filed, along with the Disclosure Documents on the Securities and Exchange Commission’s Edgar website (www.sec.gov); and (D) is not relying on any representations other than those contained in the Disclosure Documents or incorporated therein in connection with such Seller’s acceptance of the Securities and investment decision in connection therewith. The Seller acknowledges that due to Seller’s receipt of and review of the information described above, Seller received similar information as would be included in a Registration Statement filed under the Act;

(c) Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Securities;

(d) Seller recognizes that an investment in the Purchaser is a speculative venture and that the total amount of consideration tendered in connection with the Securities is placed at the risk of the business and may be completely lost.  The ownership of the Securities as an investment involves special risks;

(e) Seller realizes that the Securities cannot readily be sold as they will be restricted securities and therefore the Securities must not be accepted unless Seller has liquid assets sufficient to assure that Seller can provide for current needs and possible personal contingencies;

(f) Seller confirms and represents that it is able (i) to bear the economic risk of the Securities, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of the Securities.  Seller also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in the Securities;

(g) All information which Seller has provided to the Purchaser concerning such Seller's financial position and knowledge of financial and business matters is correct and complete as of the date hereof;

(h) Seller has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for it;

(i) Seller has not become aware of and has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Seller's knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

(j) Seller understands that the Securities are being offered to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the applicability of such exemptions and the suitability of Seller to acquire the Securities. All information which Seller has provided to the Purchaser concerning the Seller's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing, Seller will immediately provide the Purchaser with such information;

(k) The Purchaser is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Securities by the Seller, and Seller is solely responsible for determining the status, in its hands, of the Securities acquired in connection herewith and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Securities;

(l) No federal or state agency has made any finding or determination as to the fairness of the Securities for investment or any recommendation or endorsement of the Securities.  The Securities have not been registered under the 1933 Act or the securities laws of any State and are being offered and sold in reliance on exemptions from the registration requirements of the 1933 Act and such state laws;

(m) Seller is acquiring the Securities for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require its sale or distribution of the Securities.  No one other than the Seller has any beneficial interest in said securities.  Seller is receiving the Securities for its account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof;

(n) The Seller represents, acknowledges and warrants its understanding that, pursuant to Rule 144 of the Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, Purchaser is a “shell company” pursuant to Rule 144, and resales of its securities pursuant to Rule 144 may not be made until all of the following criteria set forth in Rule 144(i)(2) have been met: (1) Purchaser has ceased to be a shell company, (2) Purchaser is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) Purchaser has filed all of its required periodic reports (other than 8-k’s) for the prior one year period, and (4) a period of at least twelve months has elapsed from the date “Form 10 like information” was filed with the Securities and Exchange Commission (the “Commission”) reflecting Purchaser’s status as a non-shell company.  As a result, because none of the Company’s securities can be resold pursuant to Rule 144 until at least a year after Purchaser has complied with Rule 144(i)(2), the Seller will not be able to sell the Securities pursuant to Rule 144 until and unless such securities are registered with the Commission and/or until a year after Purchaser has complied with the requirements of Rule 144(i)(2) as described above.  Consequently, the Securities may never be able to be sold by the Seller; and

(o) Seller understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Securities in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller on the date hereof and on the Closing Date that the following representations and warranties are true and correct:

5.1 Organization.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to purchase the Assets.

5.2 Authorization. This Agreement has been duly authorized, executed and delivered by Purchaser, and this Agreement is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and other laws affecting the enforcement of creditors’ rights generally and by principles of equity.

5.3 No Conflict or Violation; Default. Neither the execution and delivery oof this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability (each, a “Purchaser Contract”) to which Purchaser is a party or by which it is bound, (b) any provision of the certificate of incorporation or bylaws of Purchaser, (c) any judgment, order, decree, rule or regulation of any Governmental Body to which Purchaser or Purchaser’s business is subject or (d) any applicable laws or regulations.  There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the knowledge of Purchaser, threatened violation or default of or under any Purchaser Contract.

5.4 Consents.  No Consent is required to be made or obtained by Purchaser in connection with the execution and delivery of this Agreement or the consummation by Purchaser of the transactions contemplated herein.

5.5 Litigation.  There is no claim, action, suit, proceeding, or investigation pending or, to the knowledge of Purchaser threatened against Purchaser or its directors, officers, agents or employees (in their capacity as such) relating to Purchaser’s business, its assets or any properties or rights of Purchaser’s business or that is reasonably likely to adversely affect the transactions contemplated hereby.  There are no orders, writs, injunctions or decrees currently in force against Purchaser or its directors, officers, agents or employees (in their capacity as such) with respect to the conduct of Purchaser’s business.

5.6 Brokers.  There is no investment banker, broker, finder, financial advisor or other person which has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

5.7 No Untrue Representation or Warranty.  No representation or warranty contained in this Agreement or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Seller by Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE VI.
ADDITIONAL AGREEMENTS

6.1 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, prior to or following the Closing, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the sale of the Assets to Purchaser, including: (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from all Governmental Bodies and the making of all necessary registrations and filings (including filings with Governmental Bodies) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Body; (ii) obtaining all necessary Consents; (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed; and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement.  No party to this Agreement shall consent to any voluntary delay of the consummation of the sale of the Assets at the behest of any Governmental Body without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

(b) Each party hereto shall use its reasonable best efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue in any material respect or result in a material breach of any covenant made by it in this Agreement or which could reasonably be expected to impede, interfere with, prevent or delay in any material respect, the sale of the Assets.

6.2 Public Announcements.  »

Neither Purchaser nor Seller shall issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law; provided that the Purchaser shall have the right and authority to file a Form 8-K with the Commission within four (4) Business Days of the Parties’ entry into this Agreement disclosing the material terms hereof and shall have the right and authority to file a Form 8-K with the Commission within four (4) Business Days of the Closing, disclosing the fact that the Closing has occurred, the business and operations relating to the Assets and including the audited and unaudited interim financial statements relating to the Assets.

6.3 Notification of Certain Matters.

Purchaser shall use its reasonable best efforts to give prompt notice to Seller, and Seller shall use its reasonable best efforts to give prompt notice to Purchaser, of:  (i) the occurrence, or nonoccurrence, of any event of which it is aware and which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) any failure of Purchaser or Seller, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

6.4 Names and Logos.  Within fifteen (15) days after the Closing, Seller and its Affiliates shall cease using any trade names, logos or other Intellectual Property rights acquired by Purchaser pursuant to the terms and conditions of this Agreement and shall take prompt action to change Seller’s (and its Affiliates) corporate names as not to use the terms “Petron Energy” or any similar terms or trade names, including, but not limited to those trade names included in the Assets.

ARTICLE VII.
CONDITIONS PRECEDENT TO CLOSING

7.1 Conditions to Closing. The respective obligationns of each party to effect the sale of the Assets and the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, which in no way shall limit or affect those conditions set forth in Section 3.2 or 3.3, above:

(a)            Stockholder Approval.  This Agreement shall have been duly approved by the requisite vote of stockholders and Directors of Seller in accordance with applicable law, the certificate of incorporation and Bylaws of Seller.

(b) Authorizations and Consents.  All Consents or terminations or expirations of waiting periods imposed by, any Governmental Body, which the failure to obtain, make or occur would have the effect of making the sale of the Assets or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a material adverse effect on Purchaser (assuming the sale of the Assets had taken place), shall have been obtained, shall have been made or shall have occurred.

(c) No Order.  No court or other Governmental Body having jurisdiction over the Purchaser, or any of its subsidiaries, shall have been enacted, issued, promulgated, enforced or entered under any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the sale of the Assets or any of the transactions contemplated hereby illegal.

ARTICLE VIII.
TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreementt may be terminated at any time prior to the Effective Time:

(a) by mutual written consent of Purchaser and Seller;

(b) by either party if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty (30) Business Days following receipt by such other party of written notice from the non-breaching party of such failure to comply;

(c) by either party if there has been (i) a breach by the other party of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party of any representation or warranty, in each case which breach has not been cured within thirty (30) business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

(d) by the Purchaser by delivery of a Termination Notice in the event the Closing does not occur prior to the Deadline; or

(e) by either party if the transactions contemplated by this Agreement have not been effected on or prior to the close of business on the date that is sixty (60) days after the date of this Agreement; provided

(f) that the requirements of Article IX shall survive the termination of this Agreement for any reason.

8.2 Waiver.  At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein which may legally be waived.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE IX.
INDEMNIFICATION

9.1 Indemnification by Seller and Seller Representative.  »

Subject to the provisions of this Article, Seller and Seller Representative agree to jointly and severally indemnify, defend and hold Purchaser and its Affiliates, parents, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as “Purchaser Indemnified Persons”), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees) (collectively, “Losses”) that any Purchaser Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Seller or any other party (other than Purchaser) under this Agreement or any Schedule hereto; (b) any action taken by Seller prior to the Closing in connection with the Assets and/or the use of such Assets prior to the Closing Date, or the operations of Seller prior to and subsequent to Closing; (c) relating to the Liabilities of Seller not expressly assumed hereunder; (d) any misstatement, beach of or inaccuracy of any representation of Seller or Seller Representative in this Agreement; or (e) the breach of any representation, warranty or covenant of Seller or Seller Representative in this Agreement.  “Losses” as used in this Article are not limited to matters asserted by third parties, but include Losses incurred or sustained in the absence of third party claims.  Payment is not a condition precedent to recovery of indemnification for Losses.

9.2 Indemnification by Purchaser.  »

Subject to the provisions of this Article, Purchaser agrees to indemnify, defend and hold Seller and its affiliates, parents, stockholders, subsidiaries, officers, directors, members, managers, employees, agents, successors and assigns, (such indemnified persons are collectively hereinafter referred to as “Seller Indemnified Persons”), harmless from and against any and all Losses that any Seller Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the use of the Assets by the Purchaser after the Closing Date; (b) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Purchaser under this Agreement; (c) any inaccuracy of any representation of Purchaser in this Agreement; or (d) the breach of any warranty or covenant of Purchaser in this Agreement.

9.3 Survival of Representations, Warranties and Covenants.  »

The representations, warranties, covenants and other provisions of this Agreement which by their terms or by implication are to have continuing effect after the expiration or termination of this Agreement shall survive the Closing Date or the termination of this Agreement for any reason whatsoever, and shall remain in full force and effect.

9.4 Notice and Opportunity to Defend.  If a claim for Losses (a “Claim”) is to be made by any Purchaser Indemnified Person or Seller Indemnified Person (any such indemnified person, hereinafter a “Claimant”) seeking indemnification hereunder, such Claimant shall notify the indemnifying party or parties (any such indemnifying party, a “Respondent”) promptly.  If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, Claimant shall give Respondent written notice of such claim or the commencement of such action or proceeding as provided above.  Delay or failure to so notify Respondent shall only relieve Respondent of its obligation to the extent, if at all, that Respondent is prejudiced by reason of such delay or failure.  Respondent shall have a period of 30 days within which to respond thereto.  If Respondent accepts responsibility or does not respond within such 30 day period, then Respondent shall be obligated to compromise or defend, at its own expense and by counsel chosen by Respondent, which counsel shall be acceptable to such Purchaser Indemnified Person or Seller Indemnified Person, as the case may be, such matter, and Respondent shall provide Claimant with such assurances as may be reasonably required by Claimant to assure that Respondent will assume and be responsible for the entire liability at issue.  If Respondent fails to assume the defense of such matter within said 30 day period, Claimant will (upon delivering notice to such effect to Respondent) have the right to undertake, at Respondent’s cost and expense, the defense, compromise or settlement of such matter on behalf of such Claimant.  The Claimant agrees to cooperate with Respondent and its counsel in the defense against any such asserted liability.  In any event, Claimant shall have the right to participate at its own expense in the defense of such asserted liability.  Any compromise of such asserted liability by Respondent shall require the prior written consent of Claimant, which consent will not be unreasonably withheld and in the event Claimant defends any such asserted liability, then any compromise of such asserted liability by Claimant shall require the prior written consent of Respondent, which consent shall not be unreasonably withheld.

9.5 Remedies Exclusive. »

The remedies conferred by this Article are intended to be exclusive of and shall supersede any other remedy available under law or at equity.

9.6 Settlement of Disputes by »

(a) Arbitration.  All disputes with respect to any claim for indemnification under this Article and all other disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement shall be submitted to arbitration pursuant to the following procedures:

(i) After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration.  Such notice shall include a statement of the matter in controversy;

(ii) Within 30 days after receipt of such demand, an arbitrator shall be chosen by the American Arbitration Association (“AAA”).

(iii) The arbitration hearing shall be held within 30 days of appointment of the arbitrator in Houston, Texas, at a location designated by the arbitrator.  The Commercial Arbitration Rules of the AAA shall be used and the substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply;

(iv) An award rendered by the arbitrator appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall deal with the question of costs of the arbitration and all related matters, shall not award punitive damages, and judgment on such award may be entered by either party in a court of competent jurisdiction; and

(v) Except as set forth in subsection (b) below, the parties stipulate that the provisions of this Section shall be a complete defense to any suit, action or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement.  The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

(b) Emergency Relief.   Notwithstanding anything in this Section to the contrary, either party may seek emergency relief from a court for any remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

(c) Right to Set Off.  In the event that Purchaser shall have a Claim against Seller or Seller Representative for which Purchaser has not been fully indemnified as contemplated above, Purchaser shall have the right to set off the amount of such Claim against Seller or Seller Representative, as the case may be, against any amounts due Seller or Seller Representative hereunder or any other agreement or understanding by and between Purchaser, Seller or Seller Representative.

ARTICLE X.
CONFIDENTIALITY

10.1 Confidentiality.  At all times after the Closing, the Seller and Seller Representative and each Affiliate of Seller shall retain in strictest confidence, and shall not disclose to any third parties or use for their benefit (other than in order to fulfill the terms and conditions of this Agreement and the transactions contemplated by this Agreement) or for the benefit of others any confidential information comprising or related to the Purchaser or any of Purchaser's Affiliates, the Assets, or the Intellectual Property, including, without limitation, trade secrets, source code, customer lists, marketing plans or strategies, product development techniques or plans, or technologies, information relating to an analysis of or study involving the Assets (collectively “Confidential Information”).  Confidential Information shall not include information which (i) is or becomes part of the public domain without breach of this Agreement, (ii) was known to the receiving party on a non-confidential basis prior to disclosure by the other party, (iii) is independently received by the receiving party without the use of confidential information, or (iv) is explicitly approved for release by written authorization of the disclosing party.  In the event that the receiving party is legally required to disclose any confidential information, the receiving party shall promptly notify the disclosing party of such requirement and, if requested by the disclosing party, shall reasonably cooperate in the disclosing party’s efforts to prevent or limit such disclosure.

10.2 Enforceability.

(a)  It is the desire and intent of the Parties that the provisions of Article X shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  If any particular provision or portion of Article X shall be adjudicated to be invalid or unenforceable in any jurisdiction, Article X shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this subsection (b) in the particular jurisdiction in which such adjudication is made.  The Seller and Seller Representative agree that it would be difficult to measure the damages to Purchaser and its affiliates from the breach by the Seller, Seller Representative or any Affiliate of Seller of the provisions of Article X, that injury to Purchaser from such breach would be impossible to calculate, and that monetary damages would therefore be an inadequate remedy; accordingly, the Seller and Seller Representative agree that Purchaser shall be entitled, in addition to all other remedies it might have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damages.

(b) The undertakings and covenants of the Seller, Seller Representative and the Affiliates of Seller contained in Article X are an integral part of the transactions set forth in this Agreement and the consideration paid by Purchaser pursuant to this Agreement shall be consideration not only for the Assets but also for such undertakings and covenants.

ARTICLE XI.
NON-COMPETITION AND SOLICITATION OF SELLER
AND SELLER EXECUTIVES FOLLOWING CLOSING

11.1 Covenant Not to Compete.  The Seller (which for the purposes of this Article XI. shall include Petron Energy, Inc., a Nevada corporation) and each individual who has signed this Agreement below under Seller Executive (each a “Seller Executive”) recognizes that the Purchaser has business goodwill and other legitimate business interests which must be protected in connection with the purchase of the Assets and the Confidential Information, and therefore, in consideration for Purchaser entering into this Agreement, providing the Seller the Purchaser Price, and as a bargained for and integral part of this Agreement, the Seller and Seller Executive agree and covenant that for twelve (12) months following the Closing (the "Non Compete Term"):

(a) Seller, its Affiliates, and each Seller Executive will not, either directly or indirectly, (i) for itself, herself or himself, or (ii) as a shareholder, owner, partner, joint venturer, promoter, consultant, employee, manager, independent contractor, agent, or in some similar capacity, participate in a Competing Business (as defined below) within the Territory (as defined below);

(b) Seller and each Seller Executive will not, either directly or indirectly, on its, her or his own behalf or in the service of or on behalf of others, solicit or attempt to divert to a Competing Business or to any third party any person, concern, or entity who is or was, or in the future will be (at the time of solicitation), a Customer of the Business (each term as defined below) or of Purchaser (or any Customer of any of the foregoing) whether within or without the Territory, and further, Seller and each Seller Executive will not, either directly or indirectly, on its, her or his own behalf or in the service of or on behalf of others, initiate a call upon any person, concern or entity who is, or was, or in the future will be (at the time of solicitation), a Customer of the Business or of Purchaser for the purpose of diverting or appropriating business to a Competing Business or to any third party, and further, if any such Customers initiate a call upon Seller or a Seller Executive, then Seller and each Seller Executive shall not entertain any such call without first referring such person to Purchaser; and

(c) Seller and each Seller Executive will not, either directly or indirectly, on its, her or his own behalf or in the service of or on behalf of others, solicit, divert, or recruit any employee of Purchaser to leave such employment or otherwise terminate his or her employment, whether or not such employment is pursuant to a written contract or at will.

(d)           For the purposes of this ARTICLE XI, the following definitions shall apply:
"Business" means the operations of and business of the Assets as conducted by the Seller at any time within the twelve (12) months prior to Closing and the business and operations of the Purchaser following the Closing and at any time during the Non Compete Term.

"Competing Business" means any person, concern or entity which is engaged in, and to the extent engaged in, a business that is wholly or partially the same as the Business, which competes in any way with the Business or which is in the same industry or market as the Business, other than the Purchaser.

"Customer" means a person or entity which sells to, and/or buys from, the Purchaser, or who the Purchaser (or the Business) has dealings with and receives consideration from.

"Territory" means Texas, Louisiana, Oklahoma and New Mexico.

(d)           This Section 11.1 shall be referred to herein as the "Non-compete."

11.2           Applicability of Non-compete.  Notwithstanding anything to the contrary contained herein:

(a)           In the event the Purchaser ceases operation of the Business other than in a merger, consolidation, or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Purchaser, or upon the appointment of a liquidator for the Purchaser (which is not terminated or removed within 90 days), the provisions of Section 11.1 shall not apply.

(b)           It is mutually understood and agreed that if any of the provisions relating to the scope, time, or territory of Section 11.1 of this Agreement are more extensive than are enforceable under applicable laws or are broader than necessary to protect the goodwill and legitimate business interests of the Purchaser, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

11.3           Consideration. The undertakings and covenants of the Seller and Seller Executives contained in Article XI are an integral part of the transactions set forth in this Agreement and the consideration paid by Purchaser pursuant to this Agreement shall be consideration not only for the Assets but also for such undertakings and covenants.  In addition to the consideration set forth in this Agreement as attributable to the Seller, the Purchaser agrees to provide each Seller Executive $10 as additional consideration for and in consideration for the Non-compete, which shall be in addition to the consideration set forth herein payable to the Seller and a negotiated and bargained for term and condition of this Agreement.  Purchaser agrees that it would not have entered into this Agreement or agreed to purchase the Assets but for the Seller and the Seller Executives agreeing to be bound by the Non-compete.

ARTICLE XII.
MISCELLANEOUS

12.1 Notices.  All notices, requests, demands and other communications given hereunder (collectively, “Notices”) shall be in writing and delivered personally or by overnight courier to the parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy specified below:

If to Seller:
Petron Energy II, Inc.
Attn: Floyd L. Smith, President
17950 Preston Rd., Ste. 960
Dallas, Texas 75252

With a copy to: (which shall not constitute Notice)

Luke C. Zouvas, Esq.
Zouvas Law Group, P.C.
2368 Second Avenue, 1st Floor
San Diego, CA 92101

If to Purchaser:

Restaurant Concepts of America Inc.
Attn: David Cho, President
4300 Quinlan Park Road, Suite 105
Austin, Texas 78732

With a copy to: (which shall not constitute Notice)

David M. Loev, Esq.
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401

All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above.  Each of the parties shall hereafter notify the other in accordance with this Section of any change of address or telecopy number to which notice is required to be mailed.

12.2 Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the parties. This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the Parties hereto.

12.3 Headings. The headings contained in this Agreement and in the Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.4 Assignment. This Agreement shall be binding upon the respective successors and assigns of the parties hereto.  This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto.

12.5 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof.

12.6 No Third-Party Rights. This Agreement is not intended, and shall not be construed, to create any rights in any parties other than Purchaser and Seller, and where applicable, Seller Indemnified Parties and Purchaser Indemnified Parties, and no Person shall assert any rights as third-party beneficiary hereunder.

12.7 Non-Waiver. The failure in any one or more instances of a party hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

12.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

12.9 Incorporation of Exhibits and Schedules. The Exhibit hereto is incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full.  References herein to “this Agreement” and the words “herein,” “hereof” and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety.  In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

12.10 Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

12.11 Transaction Expenses.  Seller shall be responsible for the payment of any and all expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part and whether incurred by Seller or Purchaser.

[Remainder of page left intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first above written to be effective as of the Effective Date.

"SELLER"

Petron Energy II, Inc.

/s/ Floyd L. Smith
Floyd L. Smith
President

"PURCHASER"

Restaurant Concepts of America Inc.

/s/ Floyd L. Smith
Floyd L. Smith

President

“SELLER REPRESENTATIVE”

/s/ Floyd L. Smith
Floyd L. Smith
Individually

[Signature page continues on following page.]

“SELLER EXECUTIVES”
(Agreeing to the terms and conditions of, the restrictions set forth in and the reasonableness of the restrictions and the sufficiency of the consideration received in connection with such restrictions as set forth in Article XI as they relate to Seller Executive, as well as the terms and conditions of Article XI in general):

/s/ Floyd L. Smith
Floyd L. Smith

________________________
_________________

________________________
_________________

Petron Energy, Inc.
(Agreeing to the terms and conditions of Article XI. (for the purposes of Article XI. as if Petron Energy, Inc. was included in the definition of Seller)).

/s/ Floyd L. Smith
Floyd L. Smith
President

EXHIBIT A

Assets of Seller

“Assets” shall include:

(i) All of Seller’s Intellectual Property including all related documentation and including, but not limited to all of the Intellectual Property set forth on Schedule 2.7(c), Schedule 2.7(d), and Schedule 2.7(g) , as well as any and all other Intellectual Property of Seller, subject only to those items set forth on Schedule 2.7(a), and all rights associated therewith;

(ii) all computer hardware, furniture, furnishings, equipment, machinery, tooling, inventory, property, parts and other tangible personal property of Seller;

(iii) all fixtures and fixed property held or owned by Seller;

(iv) all rights under or related to the Assumed Contracts set forth on Exhibit B, if any;

(v) all payment rights and other intangible assets (including goodwill) with respect to customer relationships that are not embodied in complete written contracts;

(vi) all rights in Intellectual Property now in existence or under development, including all licenses and rights to use or practice such Intellectual Property, and all goodwill represented thereby and pertaining thereto;

(vii) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items;

(viii) all instruments and inventory, finished goods, raw materials, liquor, work in progress, packaging, supplies, parts and other inventories (the “Inventory”);

(ix) all notes and accounts receivable (in all cases, whether or not billed) and all accrued interest thereon, and the benefit of any security therefor;

(x) all Books and Records and marketing materials in Seller’s possession;

(xi) to the extent their transfer is permitted by applicable Law, all Governmental Authorizations, including all applications therefor;

(xii) rights and obligations under or in connection with Seller's real property, working interests, oil and gas assets and leases (the “Interests”), including all ownership interests and working interests in the leased mineral rights owned in the area of the Interests and all operating equipment utilized on the Interests, and all office space, warehouse, equipment, and industrial leases and rental agreements as set forth on Exhibit C (the “Real Property Assets”);

(xiii) all goodwill of Seller;

provided that the Liabilities (as defined in the Agreement) shall be specifically excluded from the definition of Assets.

All product manuals, sales literature, parts or replacement parts, factory tools and diagnostic equipment, marketing materials or signs related to the Assets.

All books, records, documents, files, customer lists, procedural manuals and other printed or written materials, whether stored electronically or otherwise, concerning the Assets (“Books and Records”).

All warranty rights associated with the Assets. All warranties and guaranties given to, assigned to or benefiting Seller regarding the acquisition, or the construction, design, use, operation, management or maintenance of any of the Assets.

The goodwill of Seller relating to the Assets, the right to all telephone, telex and telecopier numbers relating to the Assets which are owned by Seller, all information in the possession of Seller relating to the operations of the Assets, the exclusive right of the Purchaser to represent itself as carrying on the business of the Assets as well as all corporate business opportunities of Seller relating to the Assets.

Seller’s lists of suppliers and customers and contact information in connection therewith.

The rights to the domain name petronenergy.net and all information included on such website.

The following Lease Equipment:

GERNER LEASE-TULSA CO
S24-17N-14E
1-BELTHLEHM SIZE 57 PUMPING UNIT SN#R3195 WITH 5HP 1250RPM MOTOR
COMPLETE WELL WITH APPROXMATLEY 1800’ 2-3/8 TUBBING AND 5/8 RODS
1-2’X10’ OIL GAS SEPERATOR
2-200 BARREL STEEL STOCK TANKS
1-6’X15’ FIBERGLASS GUN BARREL
1-200 BARREL FIBERGLASS STOCK TANK OPEN TOP
1-2’X5’ GAS SEPERATOR
1-BEAN ROYAL TRI-PLEX PUMP                                                                SN#98388                      WITH 5PH MOTOR

BARRON LEASE- TULSA COUNTY

S24-17N-14E
1-6’X15’ FIBERGLASS GUN BARREL
1-200 BARREL STEEL STOCK TANK
1-AMERICAN SIZE 40 PUMPING UNIT SN#D4-1204 WITH 5HP 1250RPM MOTOR
COMPLETE WELL WITH APPROXMATLEY 1850’ 2-3/8 TUBBING AND 5/8 RODS

WOODRUFF LEASE-WAGONER COUNTY
S8-17N-15E
1-JENSEN SIZE 16 PUMPING UNIT SN#83J08-67  WITH 5HP MOTOR
COMPLETE WELL WITH APPROXMATLEY 1700’ 2-3/8 TUBBING AND 5/8 RODS
1-4’X10’ STEEL GUN BARREL
1-200 BARREL STEEL STOCK TANK
2-200 BARREL FIBERGLASS STOCK TANKS
1-GASO/TULSA 3311 TRI-PLEX PUMP                                                                           SN#35446                      WITH 10HP MOTOR
1-PRACTICAL 253XT GAS COMPRESSOR SN#30T24 SKIDDED WITH 5HP MOTOR

SALLY HOWE SMITH LEASE-WAGONER COUNTY
S5-17N-15E
2-200 BARREL STEEL STOCK TANKS
1-10’X15’ STEEL GUN BARREL
1-PRACTICAL 505 GAS COMPRESSOR SN# 00645 SKIDDED WITH 5HP MOTOR
1-JENSEN SIZE 16 PUMPING UNIT SN#83J502 WITH 5HP MOTOR
COMPLETE WELL WITH APPROXMATLEY 1550’ 2-3/8 TUBBING AND 5/8 RODS

VICTORY LEASE-WAGONER COUNTY
S5-17N-15E
1-200 BARREL STEEL STOCK TANK
1-5’X15’ STEEL GUN BARREL
1-100 BARREL FIBERGLASS STOCK TANK
1-CHURCHILL SIZE 16 PUMPING UNIT SN#161195 WITH 5HP MOTOR
COMPLETE WELL WITH APPROXMATLEY 1750’ 2-3/8 TUBBING AND 5/8 RODS

VERNON LEASE-WAGONER COUNTY

S5-17N-15E
1-QUINCY 240LNG GAS COMPRESSOR SN#2021248-125  WITH 5HP MOTOR

HUGHES LEASE-WAGONER COUNTY
S33-17N-15E
2-200 BARREL STEEL STOCK TANKS
1-6’X15’ FIBERGLASS GUN BARREL
2-200 BARREL FIBERGLASS STOCK TANKS OPEN TOPS
1-TULAS 3200 DUPLEX PUMP SN#T225 WITH 10HP MOTOR
1-OILWELL SIZE 16 PUMPING UNIT SN#T158-22  WITH 5HP MOTOR
1-CABOT SIZE 16 PUMPING UNIT SN#29-525801 WITH 5HP MOTOR
1-TERRELL SIZE 57 PUMPING UNIT SN#84F3
1-QUINCY 240LNG GAS COMPRESSOR SN#20020215-0141 WITH 5HP MOTOR
1-3’X8’ LAY DOWN GAS SEPERATOR
1-2HP TRANSFER PUMP

WHITLOCK LEASE-WAGONER COUNTY
S8-17N-15E
2-100 BARREL STEEL STOCK TANKS
1-5’X15’ STEEL GUN BARREL
1-200 BARREL STEEL STOCK TANK
1-2HP TRANSFER PUMP
1-PRACTICAL 505 GAS COMPRESSOR SN#945637 SKIDDED WITH 5HP MOTOR
1-2’X8’ OIL AND GAS SEPERATOR
1-SIZE 57 BETHLEHM PUMPING UNIT SN#151583B WITH 5HP MOTOR
COMPLETE WELL WITH APPROXMATLEY 1800’ 2-3/8 TUBBING AND 5/8 RODS

GARRETT LEASE-WAGONER COUNTY
S10-17N-15E
1-6’X15’ FIBERGLASS GUN BARREL
2-200 BARREL STEEL STOCK TANKS
1-AMERICAN SIZE 16 PUMPING UNIT SN#95568
COMPLETE WELL WITH APPROXMATLEY 1500’ 2-3/8 TUBBING AND 5/8 RODS

EXHIBIT B

Assumed Contracts

EXHIBIT C

Daniels #1	Gregg – TX	9.50%	6.65%

Daniels #2	Gregg – TX	13.50%	9.40%

Talley Bottoms #1	Harrison – TX	9.50%	6.65%

Talley Bottoms #2	Harrison – TX	13.50%	9.40%

Grambling #1	Rusk – TX	7.00%	4.90%

Petron Energy II, Inc.
Wagoner County Leaseholds

1. N/2 SW/4 § 33-T18N-R15E (Paul Hughes #1 Lease) 80 acres
2. S/2 SW/4 § 33-T18N-R15E (Paul Hughes #2 Lease) 80 acres
3. SE/4 § 32-T18N-R15E (Simon) 160 acres
4. S/2 N/2 SW/4 § 32-T18N-R15E (Lenard Lease) 40 acres
5. N/2 NW/4 § 5-T17N-R15E (Vernon Lease) 80 acres
6. SW/4 NW/4 § 5-T17N-R15E (Broach Lease) 40 acres
7. SE/4 SE/4 § 5-T17N-R15E (Sally Howe Smith Lease) 40 acres
8. S/2 NE/4 NE/4 § 5-T17N-15E (Victory Lease) 20 acres
9. NE/4, LESS SE/4 NE/4 § 8-T17N-R15E (Woodruff Lease) 120 acres
10. N/2 SE/4 NE/4 § 8-T17N-R15E (Whitlock) 20 acres
11. N/2 SW/4 §10-T17N-R15E (Garrett Lease) 80 acres
12. NE/4 § 35-T17N-R16E (Simon/Snyder Lease) 160 acres

Petron Energy II, Inc.
Tulsa County Leaseholds

1. SE/4 NE/4 (Lot 5) § 24-T17N-R14E (Gerner Lease) 40 acres
2. All of Lot 1 and All of Lot 9 (L1 and L9) in § 24-T17N-R14E (Gerner Trust Lease) 120 acres
3. E/2 NE/4 NE/4 and E/2 SE/4 and NW/4 SE/4 and Lots 4 and 6 all in § 13-T17N-R14E
    and Lot 2 § 24-T17N-R14E (Barron Lease) 120 acres

Petron Energy II Pipeline, Inc.

1.	Petron Energy II Pipeline is a 105 mile gas gathering system located in Wagoner and Tulsa County Oklahoma
2.	Petron Energy II TNT Pipeline in a 30 mile gas gathering system located in Wagoner, Mayes, Rogers and Tulsa Counties, Oklahoma.

Peal Ranch

EXHIBIT "A"

Attached to and made a part of that certain MEMORANDUM OF OIL AND GAS LEASE dated the 1st day of June, 2009 by and between JAMES W. COLLINS, TRUSTEE of VANCO TRUSTS, as Lessor, and CARRIZO OIL & GAS, INC., AS Lessee.

LEGAL DESRIPTION OF LANDS SUBJECT TO THE OIL AND GAS LEASE

2,212.625 acres of land, more or less, situated in Duval County, Texas, and being more particularly described as follows:

TRACT ONE: All of the J. B. Peal Survey No. 390, Abstract No. 1768, containing 561.0 acres, more or less.

TRACT TWO: All of J. B. Peal Survey No. 790, Abstract No. 1770, containing 327.5 acres, more or less.

TRACT THREE: All of J. Guzman Survey No. 790, Abstract No. 1913, containing 327.5 acres, more or less.

TRACT FOUR: All of the J. B. Peal Survey No. 792, Abstract No, 1771, containing 326.5 acres, more or less.

TRACT FIVE: All of J. Guzman Survey No. 792, Abstract No. 1912, containing 326.5 acres, more or less.

TRACT SIX: 18.65 acres of land, more or less, more particularly described as that portion of Survey No. 733, Abstract No. 764 included in Tract 1 described in Exhibit "A" to that certain Warranty Deed with Vendors Lien dated May 7, 1988 from James W. Collins, Trustee to Arapaho Investments, Inc., and recorded in Volume 51, Page 719, *et seq*., Official Records of Duval County, Texas.

TRACT SEVEN: 324.975 acres, more or less, described as the East Half of the J. B. Peal Survey Sec. 794, Abstract No. 1769, Duval County, Texas.

INSOFAR ONLY as to those specified below within the boundaries of the acreage described in each of the thirteen (13) Leasehold Well Tracts situated on the above-described 2,212.625 acres of land:

Tract One: Those depths lying above the measured depth of 7,443' and below the measured depth of 11,280' (as seen on the electric log for the Peal Ranch No. 1 Well) subsurface within that certain tract of land containing 320.0 acres of land as more particularly described in Designation of Leasehold Well Tract (Peal Ranch No. 1 Well), dated July 18, 2007, recorded in Volume 453, Page 460 of the Official Records of Duval County, Texas;

Tract Two: Those depths lying above the measured depth of 7,830' and below the measured depth of 8,735' (as seen on the electric log for the Peal Ranch No. 2 Well) subsurface within that certain tract of land containing 320.0 acres of land as more particularly described in Designation of Leasehold Well Tract (Peal Ranch No. 2 Well), dated July 18, 2007, recorded in Volume 453, Page 464 of the Official Records of Duval County, Texas;

Tract Three: Those depths lying above the measured depth of 7,778' and below the measured depth of 8,820' (as seen on the electric log for the Peal Ranch No. 3 Well) subsurface within that certain tract of land containing 320.0 acres of land as more particularly described in Designation of Leasehold Well Tract (Peal Ranch No. 3 Well), dated July 18, 2007, recorded in Volume 453, Page 468 of the Official Records of Duval County, Texas;

Tract Four: Those depths lying above the measured depth of 7,700' and below the measured depth of 8,690' (as seen on the electric log for the Peal Ranch No. 5 Well) subsurface within that certain tract of land containing 320.0 acres of land as more particularly described in Designation of Leasehold Well Tract (Peal Ranch No. 5 Well), dated July 18, 2007, recorded in Volume 453, Page 476 of the Official Records of Duval County, Texas;

Tract Five: Those depths lying above the measured depth of 7,712' and below the measured depth of 8,765' (as seen on the electric log for the Peal Ranch No. 6 Well) subsurface within that certain tract of land containing 320.0 acres of land as more particularly described in Designation of Leasehold Well Tract (Peal Ranch No. 6 Well), dated

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I-2007-015593 Book 1897 Pg: 687
09/07/2007 1:50 pm Pg 0685-0694
Fee: $ 31.00 Doc: $ 0.00
Peggy Armstrong - Rogers County Clerk
State of Oklahoma

EXHIBIT "A"

Designation	Description
ROT-1A	A Compressor Site Lease located as follows: A tract of land in the SW/4 Sec. 19-T21N-R18E, Indian Base and Meridian, Mayes County, State of Oklahoma, being more particularly described as follows: Beginning at the SW corner (1/2" rebar) of said tract; said SW corner being N55°06'E - 41.64' from the SW corner (large spike) of Sec. 19; thence N00°53'E - 580.0' to the NW corner (1/2" rebar) of said tract; thence S89°07'E - 150.0' to the NE corner (1/2" rebar) of said tract; thence S00°53'W - 580 ' to the SE corner (1/2" rebar) of said tract; thence N89°07'W - 1560.0' to the point of beginning, containing 1.997 acres, more or less (recorded August 15, 1984, in Book 631 at Page 595 in the office of the County Clerk, Rogers County, Oklahoma, and on August 13, 1984, in Book 683 at Page 520 in the office of the County Clerk, Mayes County, Oklahoma)
ROT-1	20' right of way paralleling east boundary of N/2 NE/4 a/k/a 1,2,3,4 & NW/4 NE/4 Sec. 25-T21N-R17E, Rogers County, Oklahoma (recorded July 23, 1984, in Book 681 at Page 646 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-2	20' right of way paralleling east line of S/2 NE/4 Sec. 25-T21N-R17E, Rogers County, Oklahoma (recorded July 23, 1984, in Book 681 at Page 648 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-3	20' right of way paralleling east line of SE/4 Sec. 25-T21N-R17E, Rogers County, Oklahoma (recorded August 3, 1984, in Book 682 at Page 620 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-4	Utility Permit approximately 12' east of the west right of way fence along the easterly line of the north 2/3 of Sec. 36-T21N-R17E, Rogers County, Oklahoma (dated August 13, 1984)
ROT-5	Utility Permit approximately 12' east of the west right of way within the section line road right of way along the easterly side of the southerly 1/3 of Sec. 36-T21n-R17E, Rogers County, Oklahoma (dated July 30, 1984) Utility Permit at a crossing approximately 7' west of the southeast corner of Sec. 36-T21N-R17E, Rogers County, Oklahoma (dated July 30, 1984)
ROT-5A	Right of way located on a strip of land 100' wide in E/2 SE/4 SE/4-T21N-R17E, Rogers County, Oklahoma, and all that part of the SE/4 SE/4 SE/4 Sec. 36-T21N-R17E, Rogers County, Oklahoma (recorded in Book 686 at Page 823 in the office of the County Clerk, Rogers County, Oklahoma, dated September 12, 1984)
ROT-6	20' right of way over and across lot 1 and the east 18.84 acres of lot 2 and the E/2 SW/4 NE/4 and SE/4 NE/4 Sec. 1-T20N-R17E, Rogers County, Oklahoma (recorded August 8, 1984, in Book 683 at Page 89 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-6A	20' right of way in lot 3, Sec. 6-T20N-R18E, Mayes County, Oklahoma (recorded August 23, 1984, in Book 632 at Page 344 in the office of the County Clerk, Mayes County, Oklahoma) The north 17 and 32/100 acres and the southeast 10 acres of Lot 2, Sec. 6-T20N-R18E of the Indian Base and Meridian in the State of Oklahoma, containing 27 and 32/100 acres more or less, as the case may be, according to the United States survey thereof, subject however, to the conditions provided by said Act of Congress pertaining to allotted homesteads.

BOOK 1106 PAGE 848

Received Time Nov. 7. 10:31AM

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I-2007-015593 Book 1897 Pg 888
09/07/2007 1:50 pm Pg 0685-0894
Fee: $ 31.00 Doc: $ 0.00
Peggy Armstrong - Rogers County Clerk
State of Oklahoma

ROT-7	20' right of way west of and parallel to the the east boundary line of the SE/4 Sec. 1-T20N-R17E, Rogers County, Oklahoma (recorded January 11, 1985, in Book 694 at Page 668 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-8	20' right of way paralleling east boundary of NE/4 SE/4 Sec. 12-T20N-R17E and NE/4 & N/2 N/2 SE/4 Sec. 13-T20N-R17E, Rogers County, Oklahoma (recorded August 3, 1984, in Book 682 at Page 622 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-9	20' right of way west and parallel to the east boundary of SE/4 SE/4 & S/2 NE/4 SE/4 Sec. 13-T20N-R17E, Rogers County, Oklahoma (recorded August 23, 1984, in Book 684 at Page 218 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-10	20' right of way west and parallel to the east boundary of NE/4 less and except 1.57 acres located in the NE/4 NE/4 NE/4 & NW/4 NE/4 NE/4 Sec. 24-T20N-R17E, Rogers County, Oklahoma (recorded July 25, 1984, in Book 681 at Page 893 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-11	20' right of way west of and parallel to the east boundary of SE/4 Sec. 24-T20N-R17E, Rogers County, Oklahoma (recorded September 19, 1984, in Book 686 at pages 577, 579, 581, 583, and 585; on September 25, 1984, in Book 687 at Page 113; and on January 15, 1985, in Book 695 at Pages 53, 55, 57, 59, 61, and 63, in the office of the County Clerk, Rogers County, Oklahoma)
ROT-12	20' right of way west of and parallel to the east boundary of E/2 NE/4 Sec. 25-T20N-R17E, Rogers County, Oklahoma (recorded August 23, 1984, in Book 684 at Page 216 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-13	20' right of way paralleling east 330' of the north 330' of the east 1320' of the S/2 NE/4 Sec. 25-T20N-R17E, Rogers County, Oklahoma (recorded July 25, 1984, in Book 681 at Page 895 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-14	20' right of way paralleling to the east boundary of SE/4 NE/4 less and except the north 330' of the east 1320' of the S/2 NE/4 Sec. 25-T20N-R17E, Rogers County, Oklahoma (recorded August 13, 1984, in Book 683 at Page 347 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-15	20' right of way west of and parallel to the east boundary of SE/4 less and except the west 776' of the SE/4 containing 47 acres more or less Sec. 25-T20N-R17E, Rogers County, Oklahoma (recorded August 23, 1984, in Book 684 at Page 214 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-16	Utility Permit approximately 5' to 12' easterly, within the section line road right of way Sec. 36-T20N-R17E, Rogers County, Oklahoma
ROT-17	Utility Permit to cross State Highway 33 approximately 30' west of the Mayes/Rogers county line and further described as 30' west of the southeast corner of Sec. 36-T20N-R17E, Rogers County, Oklahoma (dated November 19, 1984) and, Utility Permit to cross proposed State Highway 33 approximately 100' west of the Mayes/Rogers county line and further described as 2,796' north of the southeast corner of Sec. 36-T20N-R17E, Rogers County, Oklahoma (dated November 19, 1984) Right of way in the NE/4 containing 10.48 acres more or less, Sec. 36-T20N-R17E, Rogers County, Oklahoma (dated July 12, 1984) Right of way in the SE/4 containing 11.67 acres more or less, Sec. 36-T20N-R17E, Rogers County, Oklahoma (dated July 12, 1984)

BOOK 1106 PAGE 849

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09/07/2007 1:50 pm Pg 0685-0694
Fee: $ 31.00 Doc: $ 0.00
Peggy Armstrong - Rogers County Clerk
State of Oklahoma

ROT-31	20' right of way parallel to and west of the east boundary of N/2 SE/4 less and except a tract of land containing 30.6 acres, Sec. 25-T19N-R17E, Rogers County, Oklahoma (recorded December 11, 1984, in Book 692 at Page 413 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-32	20' right of way parallel to and west of the east boundary of S/2 SE/4, Sec. 25-T19N-R17E, Rogers County, Oklahoma (recorded December 11, 1984, in Book 692 at Page 417 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-33	20' right of way parallel to and west of the east boundary of E/2 NE/4, Sec. 36-T19N-R17E, Rogers County, Oklahoma (recorded December 11, 1984, in Book 692 at Page 415 in the office of the County Clerk, Rogers County, Oklahoma)
ROT-34	20' right of way parallel to and west of the east boundary of SE/4, Sec. 36-T19N-R17E, Rogers County, Oklahoma (recorded February 11, 1985, in Book 696 at Page 583 in the office of the County Clerk, Rogers County, Oklahoma)
ROF1-1	20' right of way over and across lot 1 and east 18.84 acres of lot 2 and E/2 SW/4 NE/4 and SE/4 NE/4, Sec. 1-T20N-R17E, Rogers County, Oklahoma (recorded August 8, 1984, in Book 683 at Page 89 in the office of the County Clerk, Rogers County, Oklahoma)
ROF1-2	20' right of way paralleling the north boundary of the west 18.89 acres of lot 2 and all of lots 3 & 4 and the W/2 SW/4 NE/4 & S/2 NW/4, Sec. 1-T20N-R17E, Rogers County, Oklahoma (recorded July 26, 1984, in Book 682 at Page 101 in the office of the County Clerk, Rogers County, Oklahoma)
ROF1-3	20' right of way paralleling the north boundary of lots 1,2,3,4 and S/2 N/2 and the SW/4, Sec. 2-T20N-R17E, Rogers County, Oklahoma (recorded July 26, 1984, in Book 682 at Page 99 in the office of the County Clerk, Rogers County, Oklahoma)
ROF1-4	20' right of way paralleling the north boundary of the north 34.34 acres more or less of lot 1 less and except the south 5 acres of lot 1, Sec. 3-T20N-R17E, Rogers County, Oklahoma (recorded August 3, 1984, in Book 682 at Page 624 in the office of the County Clerk, Rogers County, Oklahoma)
ROF1-5	20' right of way parallel to and south of the north boundary of lots 2,3,4 in Sec. 3 and lots 1,2,3,4 in Sec. 4-T20N-R17E, thence north parallel to and west of east boundary to the northeast corner, west parallel to and south of north boundary line to the 1/2 section line of Sec. 32-T21N-R17E, Rogers County, Oklahoma (recorded January 11, 1985, in Book 694 at Page 666 in the office of the County Clerk, Rogers County, Oklahoma)
ROF2N-1	20' right of way parallel to and west of the east boundary of the SE/4 SE/4, Sec. 16-T22N-R17E, Rogers County, Oklahoma (recorded May 8, 1985, in Book 703 at Page 202 in the office of the County Clerk, Rogers County, Oklahoma)
ROF2N-2	20' right of way parallel to and west of the east boundary of the S/2 NE/4 SE/4, Sec. 16-T22N-R17E, Rogers County, Oklahoma (recorded May 8, 1985, in Book 703 at Page 204 in the office of the County Clerk, Rogers County, Oklahoma)
ROF2N-3	20' right of way parallel to and west of the east boundary of the E/2 NE/4 less and except N/2 NE/4 NE/4 NE/4 and the N/2 NE/4 SE/4, Sec. 16-T22N-R17E, Rogers County, Oklahoma (recorded May 8, 1985, in Book 703 at Page 206 in the office of the County Clerk, Rogers County, Oklahoma)

BOOK 1106 PAGE 851

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09/07/2007 1:50 pm Pg 0685-0694
Fee: $ 31.00 Doc: $ 0.00
Peggy Armstrong - Rogers County Clerk
State of Oklahoma

ROF2N-18 — 20' right of way parallel to and west of the east boundary of the SE/4 NE/4 NE/4, Sec. 11-T22N-R17E, Rogers County, Oklahoma (recorded June 14, 1985, in Book 705 at Page 792 in the office of the County Clerk, Rogers County, Oklahoma)

ROF2N-19 — 15' right of way parallel to and west of the east boundary of the NE/4 NE/4 NE/4, Sec. 11-T22N-R17E, Rogers County, Oklahoma (recorded June 14, 1985, in Book 705 at Page 790 in the office of the County Clerk, Rogers County, Oklahoma)

MAF-1SB-2 — 20' right of way parallel to and south of the north boundary of the NW/4, Sec. 32-T20N-R18E, Mayes County, Oklahoma (dated May 17, 1985, Grantors, Eli and Martha Gingerich, recorded)

MAF-1SB-3 — 20' right of way parallel to and south of the north boundary of the N/2 NE/4 less and except the north 295' of the east 295' of the NE/4 NE/4 NE/4, Sec. 32-T20N-R18E, Mayes County, Oklahoma (dated May 17, 1985, Grantors, Ora and Sara Detweiler, unrecorded)

MAF-1SB-4 — 20' right of way parallel to and south of the north boundary of the N/2 NW/4, Sec. 33-T20N-R18E, Mayes County, Oklahoma, and a 20' right of way parallel to and east of the west boundary of the NW/4 NW/4 NW/4, Sec. 33-T20N-R18E, Mayes County, Oklahoma (dated May 17, 1985, grantors, Albert and Alma Troyer, unrecorded)

MAF-1SB-6 — 20' right of way parallel to and south of the north boundary of the W/2 NE/4 less and except the north 132' of the west 165' of the NW/4 NW/4 NE/4, Sec. 33-T20N-R18E, Mayes County, Oklahoma (dated May 17, 1985, Grantors, Wesley J. and Naomi Gail Froese, unrecorded)

MAF-1SB-7 — 20' right of way parallel to and south of the north boundary of the NE/4 NE/4, Sec. 33-T20N-R18E, Mayes County, Oklahoma (dated May 18, 1985, Grantors, Ted T. and Ethel Walsh, unrecorded)

MAF-2S-1 — 20' right of way parallel to and north of the south boundary of the northwest 8 acres of lot 9; southeasterly 330' west of the southeast corner of lot 9; east parallel to and north of the south boundary of lot 9 and the SE/4 NW/4, Sec. 6-T19N-R18E, Mayes County, Oklahoma (dated May, 1985, Grantors, Theodore R. Pankratz, Trustee and Ella S. Pankratz, Trustee, unsigned, unrecorded)

MAF-2S-2 — 20' right of way parallel to and east of the west boundary of the W/2 SE/4, and a 20' right of way parallel to and north of the south boundary line of the W/2 SE/4, Sec. 6-T19N-R18E, Mayes County, Oklahoma (dated May 13, 1985, Grantor, Anna Pankratz, unrecorded)

MAF-2S-3 — 20' right of way parallel to and north of the south boundary of the SE/4 SE/4, Sec. 6-T19N-R18E, Mayes County, Oklahoma (dated May 10, 1985, Grantor, Esther M. Voth, unrecorded)

MAF-2S-4 — 20' right of way parallel to and north of the south boundary of the SW/4, Sec. 5-T19N-R18E, Mayes County, Oklahoma (dated May 10, 1985, Grantors, Willie R. and Lena E. Voth, unrecorded)

MAF-2S-5 — 20' right of way parallel to and north of the south boundary of the south 42 acres of the SE/4, Sec. 5-T19N-R18E, Mayes County, Oklahoma (dated May 10, 1985, Grantors, Ora and Edith Yoder, unrecorded)

MAF-2S-6 — 20' right of way parallel to and north of the south boundary of the west 295' of the south 295' of the SW/4 SW/4 SW/4, Sec. 4-T19N-R18E, Mayes County, Oklahoma (dated May 16, 1985, Grantors, Jacob M. and Esther Faye Harshberger, unrecorded)

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BOOK 1106 PAGE 853

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09/07/2007 1:50 pm Pg 0885-0894
Fee: $ 31.00 Doc: $ 0.00
Peggy Armstrong - Rogers County Clerk
State of Oklahoma

MAF-2S-7	20' right of way parallel to and north of the south boundary of the S/2 SW/4 less the west 295', Sec. 4-T19N-R18E, Mayes County, Oklahoma (dated May 14, 1985, Grantors, Freda Ada and Lydia May Chupp, unrecorded)
MAF-2S-8	20' right of way parallel to and north of the south boundary of the SE/4, Sec. 4-T19N-R18E, Mayes County, Oklahoma (dated May 11, 1985, Grantors, Noah N. and Sarah Yoder, unrecorded)
MAF-2S-9	20' right of way parallel to and north of the south boundary of the SW/4, Sec. 3-T19N-R18E, Mayes County, Oklahoma (dated May 11, 1985, Grantors, Melvin M. S. and Katie J. Yoder, unrecorded)
MAF-2S-10	20' right of way parallel to and north of the south boundary of the SW/4 SE/4, Sec. 3-T19N-R18E, Mayes County, Oklahoma (dated June 2, 1985, Grantors, Amanda Chupp, James Graber, Ruby Faye Graber, Mary Magdalene Yoder and Barbara Rasberry, unrecorded)
MAF-2S-11	20' right of way parallel to and north of the south boundary of the SE/4 SE/4, Sec. 3-T19N-R18E, and SW/4 SW/4, Sec. 2-T19N-R18E, Mayes County, Oklahoma (dated May 11, 1985, Grantor, Amanda Chupp, unrecorded)
MAF-1-1	20' right of way paralleling the north boundary of the W/2 NE/4 NW/4 and lot 1 and the west 15.99 acres of lot 2, Sec. 18-T20N-R18E, Mayes County, Oklahoma (recorded August 1, 1984, in Book 631 at Page 7, in the office of the County Clerk of Mayes County, Oklahoma)
MAF-1-2	20' right of way south of and parallel to the north boundary of the E/2 NE/4 NW/4, Sec. 18-T20N-R18E, Mayes County, Oklahoma (recorded August 13, 1984, in Book 631 at Page 627; on August 14, 1984, in Book 631 at Page 689; and on August 23, 1984, in Book 632 at Page 342, in the office of the County Clerk of Mayes County, Oklahoma)
MAF-1-3	Application for Utility Permit, right of way approx. 1/2 miles east of the Rogers/Mayes county line; 1320' east of the northwest corner, Sec. 17-T20N-R18E, Mayes County, Oklahoma, (dated August 12, 1984, Applicant, TNT Pipeline, Inc., unrecorded)
MAF-1-4	20' right of way south of and parallel to the north boundary line of the E/2 NE/4 Sec. 17-T20N-R18E, Mayes County, Oklahoma (dated August 2, 1984, recorded in Book 631 at Page 361, in the office of the County Clerk, Mayes County, Oklahoma)
MAF-1-5	20' right of way paralleling the north boundary line of the NW/4 NE/4 and the NE/4 NE/4, less and except the E/2 NE/4 NE/4 NE/4, Sec. 17-T20N-R17E, Mayes County, Oklahoma (dated July 27, 1984, recorded August 1, 1984, in Book 631 at Page 9, in the office of the County Clerk, Mayes County, Oklahoma)
MAF-1-6	20' right of way paralleling the north 330' of the E/2 NE/4 NE/4 NE/4 containing 5 acres more or less, Sec. 17-T20N-R18E, Mayes County, Oklahoma (recorded August 1, 1984, in Book 631 at Page 5, in the office of the County Clerk of Mayes County, Oklahoma)
WAT-1	20' right of way parallel to and west of the east boundary of the N/2 NE/4 and the SE/4 NE/4 of Sec. 1-T18N-R17E and a 20' right of way parallel to and north of the south boundary of the N/2, Sec. 6-T18N-R18E, Wagoner County, Oklahoma (recorded February 7, 1985, in Book 666 at Page 579 in the office of the County Clerk of Wagoner County, Oklahoma)

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BOOK 1106 PAGE 854

Received Time Nov. 7. 10:31AM

09/19/2008 11:23 FAX 918 492 6224 BODENHAMER & LEVINSON ☑004

(2)

COUNTY CLERK OFFICIAL SEAL WAGONER COUNTY OKLAHOMA

2008-6461 Book: 1752 pg: 241
5/6/2008 8:44 AM pgs: 241 - 248
Fees: $52.00 Doc: $0.00
Carolyn M. Kusler, County Clerk
Wagoner County - State of Oklahoma

ASSIGNMENT OF INTEREST

KNOW ALL MEN BY THESE PRESENTS:

For and in consideration of the payment of Ten Dollars ($10.00) and other good and valuable consideration, J. T. C. Oil and Gas, L.L.C., as Assignor, does hereby sell, assign and convey unto Petron Energy II, Inc. as Assignee an undivided 16.67% interest in and to Choska Energy, LLC, an Oklahoma Limited Liability Company and the Gas Gathering System known as the Choska Gas Gathering System located in Wagoner County, Oklahoma and Tulsa County, Oklahoma together with all incidents thereto and the personal property thereon, appurtenant thereto, or used or obtained in connection therewith all as described on Exhibit "A" attached hereto and made a part hereof.

To have and to hold unto Assignee, its successors and assigns forever.

Dated this 25 day of April, 2008 to be effective immediately.

"ASSIGNEE"

J. T. C. OIL AND GAS, L.L.C.

BY: ________________________
JERRY LINE, SR., Manager

"ASSIGNOR"

PETRON Energy II, Inc.

BY: ________________________
FLOYD L. SMITH, President

Received Time Sep. 19. 11:01AM

09/19/2008 11:23 FAX 918 492 6224 BODENHAMER & LEVINSON 004

(2)

COUNTY CLERK OFFICIAL SEAL WAGONER COUNTY OKLAHOMA

2008-6461 Book: 1752 pg: 241
5/6/2008 8:44 AM pgs: 241 - 248
Fees: $52.00 Doc: $0.00
Carolyn M. Kusler, County Clerk
Wagoner County - State of Oklahoma

ASSIGNMENT OF INTEREST

KNOW ALL MEN BY THESE PRESENTS:

For and in consideration of the payment of Ten Dollars ($10.00) and other good and valuable consideration, J. T. C. Oil and Gas, L.L.C., as Assignor, does hereby sell, assign and convey unto Petron Energy II, Inc. as Assignee an undivided 16.67% interest in and to Choska Energy, LLC, an Oklahoma Limited Liability Company and the Gas Gathering System known as the Choska Gas Gathering System located in Wagoner County, Oklahoma and Tulsa County, Oklahoma together with all incidents thereto and the personal property thereon, appurtenant thereto, or used or obtained in connection therewith all as described on Exhibit "A" attached hereto and made a part hereof.

To have and to hold unto Assignee, its successors and assigns forever.

Dated this 25 day of April, 2008 to be effective immediately.

"ASSIGNEE"

J. T. C. OIL AND GAS, L.L.C.

BY: [signature]
JERRY LINE, SR., Manager

"ASSIGNOR"

PETRON Energy II, Inc.

BY: [signature]
FLOYD L. SMITH, President

Received Time Sep. 19. 11:01AM

09/19/2008 11:23 FAX 918 492 6224 BODENHAMER & LEVINSON 005

COUNTY CLERK OFFICIAL SEAL WAGONER COUNTY OKLAHOMA

2008-3413 Book: 1740 pg: 5
3/10/2008 2:07 PM pgs: 5 - 12
Fees: $36.00 Doc: $0.00
Carolyn M. Kusler, County Clerk
Wagoner County - State of Oklahoma

ASSIGNMENT OF INTEREST

KNOW ALL MEN BY THESE PRESENTS:

For and in consideration of the payment of Ten Dollars ($10.00) and other good and valuable consideration, J. T. C. Oil and Gas, L.L.C., as Assignor, does hereby sell, assign and convey unto Petron Energy II, Inc. as Assignee an undivided 16.67% interest in and to Choska Energy, LLC, an Oklahoma Limited Liability Company and the Gas Gathering System known as the Choska Gas Gathering System located in Wagoner County, Oklahoma and Tulsa County, Oklahoma together with all incidents thereto and the personal property thereon, appurtenant thereto, or used or obtained in connection therewith all as described on Exhibit "A" attached hereto and made a part hereof.

To have and to hold unto Assignee, its successors and assigns forever.

Dated this 6th day of March, 2008 to be effective immediately.

"ASSIGNEE"

J. T. C. OIL AND GAS, L.L.C.

BY: [signature]
JERRY LINE, SR., Manager

"ASSIGNOR"

PETRON Energy II, Inc.

BY: [signature]
FLOYD L. SMITH, President

Received Time Sep. 19. 11:01AM

COUNTY CLERK OFFICIAL SEAL WAGONER COUNTY OKLAHOMA

2008-8875 Book: 1761 pg: 838
6/19/2008 11:24 AM pgs: 838 - 845
Fees: $27.00 Doc: $0.00
Carolyn M. Kusler, County Clerk
Wagoner County - State of Oklahoma

ASSIGNMENT OF INTEREST

KNOW ALL MEN BY THESE PRESENTS:

For and in consideration of the payment of Ten Dollars ($10.00) and other good and valuable consideration, J. T. C. Oil and Gas, L.L.C., as Assignor, does hereby sell, assign and convey unto Petron Energy II, Inc. as Assignee an undivided Forty-one and Sixty-six one hundredths percent (41.66%) interest in and to Choska Energy, LLC, an Oklahoma Limited Liability Company and the Gas Gathering System known as the Choska Gas Gathering System located in Wagoner County, Oklahoma and Tulsa County, Oklahoma together with all incidents thereto and the personal property thereon, appurtenant thereto, or used or obtained in connection therewith all as described on Exhibit "A" attached hereto and made a part hereof.

At the delivery of these presence, together with two previous Assignments from Assignor to Assignee, each in the amount of Sixteen and Sixty-seven hundredths percent (16.67%) interest in and to Choska Energy, LLC, an Oklahoma Limited Liability Company and the Gas Gathering System known as the Choska Gas Gathering System, PETRON Energy II, Inc. shall own Seventy-five percent (75%) interest in and to Choska Energy, LLC, an Oklahoma Limited Liability Company and the Gas Gathering System known as the Choska Gas Gathering System and J. T. C. OIL AND GAS, L.L.C. shall own Twenty-five percent (25%) interest in and to Choska Energy, LLC, an Oklahoma

2008-8875 Book: 1761 pg: 839
6/19/2008 11:24 AM pgs: 838 - 845
Fees: $27.00 Doc: $0.00
Carolyn M. Kusler, County Clerk
Wagoner County - State of Oklahoma

Limited Liability Company and the Gas Gathering System known as the Choska Gas Gathering System.

To have and to hold unto Assignee, its successors and assigns forever.

Dated this 13th day of June, 2008 to be effective immediately.

"ASSIGNOR"

J. T. C. OIL AND GAS, L.L.C.

BY: ______________________
JERRY W. LINE, SR., Manager

"ASSIGNEE"

PETRON Energy II, Inc.

BY: ______________________
FLOYD L. SMITH, President

STATE OF OKLAHOMA)
) SS.
COUNTY OF TULSA)

Subscribed and sworn by Jerry W. Line, Sr. and Floyd L. Smith before me on this _____ day of June, 2008.

My Commission Expires:
9-30-2010
My Commission No.:
02014579

DAMALI HINES NOTARY PUBLIC IN AND FOR STATE OF OKLAHOMA

____
Notary Public

2008-8875 Book: 1761 pg: 840
6/19/2008 11:24 AM pgs: 838 - 845
Fees: $27.00 Doc: $0.00
Carolyn M. Kusler, County Clerk
Wagoner County - State of Oklahoma

EXHIBIT" A"

Recorded on the 31st day of August, 2000, in Book 1103 at Pages 718 through 727 in the Office of the County Clerk, Wagoner County, Oklahoma.

LIST OF RIGHTS-OF WAY

Rights-of-Way Grants or Easements to lay, maintain and operate a pipeline on, over, through or along the following described properties situated in Wagoner County, Oklahoma, to-wit:

SE/4 SE/4, Section 33-T18N-R15E

W/2 SE/4, Section 33-T18N-R15E

SE/4 NE/4, Section 33-T18N-R15E

SW/4 SW/4, Section 2- T17N-R15E

N/2 N/2 NW/4 SW/4, Section 2-T17N-R15E

S/2 NW/4 SW/4, Section 2-T17N-R15E

S/2 N/2 NW/4 SW/4, Section 2-T17N-R15E

NW/4 NE/4 Lot 2, Section 3-T17N-R15E

One (1) Acre in NW/4 NE/4, Section 3-T17N-R15E

NW/4 NW/4, Section 3- T17N-R15E

NW/4 NW/4 NW/4, Section 11-T17N-R15E

SW/4, Section 11-T17N-R15E

E/2, Section 15-T17N-R15E

E/2 NW/4 NE/4 NE/4, Section 23-T17N-R15E

NE/4 NE/4 NE/4, Section 23- T17N-R15E

W/2 NW/4 NW/4, Section 24-T17N-R15E

S/2 SW/4, Section 24-T17N-R15E

2008-8875 Book: 1781 pg: 844
6/19/2008 11:24 AM pgs: 838 - 845
Fees: $27.00 Doc: $0.00
Carolyn M. Kusler, County Clerk
Wagoner County - State of Oklahoma

NE/4 NW/4, Section 24-T17N-R15E

SE/4 NE/4 NW/4, Section 24- T17N-R15E

NW/4 NE/4, Section 24-T17N-R15E

NW/4 NE/4, Section 24- T17N-R15E

NW/4 SE/4, Section 24-T17N-R15E

NE/4 SW /4, Section 24- T17N-R15E

SE/4 NW/4 NW/4, Section 24-T17N-R15E

S/2 SW/4, Section 24-T17N-R15E

SE/4 SW/4, Section 24-T17N-R15E

S/2 SW/4, Section 24-T17N-R15E

Rights-of- Way Grants or Easements or Lease Service Agreements to lay, maintain and operate a pipeline, on, over, through or along the following described properties situation in Tulsa County, Oklahoma, to-wit:

Section 1-T17N-R14E

Section 25-T18N-R14E

Section 36-T18N-R14E

PIPELINE AND EQUIPMENT

1. Gas Processing Plant Real Estate: A parcel of land 320' x 550' located in the NE/4 SE/4, Section 14-T16N-R16E, Wagoner County, Oklahoma and more particularly described as follows:

   Beginning at a point along the west boundary of County Road right-of-way and the south line of the NE/4 NE/4, thence West 320', thence South 550', thence East 320', then North 550', to the point of beginning, consisting of 4.04 acres, more or less.

2. Pipeline System located in Wagoner County and Tulsa County, Oklahoma, consisting of approximately 112.25 miles of steel and poly pipe at the

5